Exhibit 4.2


            Independent Certified Public Accountants' Consent

     We have issued our report dated January 19, 1996 on the statement of condition and related securities portfolio of Van Kampen American Capital Equity Opportunity Trust, Series 24 as of January 19, 1996 contained in the Registration Statement on Form S-6 and Prospectus. We consent to the use of our report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Certified Public Accountants.'"



                                    Grant Thornton LLP

Chicago, Illinois
January 19, 1996